Exhibit 99.1
NEWS RELEASE

CONTACT:

Al Galgano
952-567-0295
Al.Galgano@spok.com

Spok Reports 2017 Second Quarter Operating Results;
Wireless Trends Continue to Improve, Software Revenue and Bookings Increase

Board Declares Regular Quarterly Dividend

SPRINGFIELD, Va. (July 26, 2017) - Spok Holdings, Inc. (NASDAQ: SPOK), the global leader in healthcare communications, today announced operating results for the second quarter ended June 30, 2017. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on September 8, 2017 to stockholders of record on August 18, 2017.
2017 Second-Quarter Results:
In the 2017 second quarter, consolidated revenue was $42.3 million, up from $41.4 million in the first quarter. Software revenue was $16.7 million in the second quarter of 2017, up from $15.6 million in the prior quarter. Wireless revenue totaled $25.6 million in the second quarter, compared to $25.8 million in the prior quarter.
Net income for the second quarter of 2017 was $1.5 million, or $0.07 per diluted share, up from $0.9 million, or $0.04 per diluted share, in the prior quarter.
Second quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $5.3 million, or 12.4 percent of revenue, up from EBITDA of $4.6 million, or 11.1 percent of revenue, in the first quarter.

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Other key results and highlights for the second quarter included:

•
The quarterly rate of paging unit erosion slowed to a record low of 0.4 percent in the second quarter of 2017, compared to 1.8 percent in the prior quarter. Net paging unit losses were 5,000 in the second quarter of 2017, down from 20,000 in the first quarter of 2017. Paging units in service at June 30, 2017 totaled 1,086,000, compared to 1,091,000 at the end of the prior quarter.

•	The quarterly rate of wireless revenue erosion slowed to 0.9 percent in the second quarter of 2017 versus 2.5 percent in the prior quarter.

•	Total paging ARPU (average revenue per unit) was $7.52 in the second quarter of 2017, compared to $7.56 in the prior quarter.

•
Software bookings for the 2017 second quarter were $20.4 million, an increase of more than 3 percent from the previous quarter. Second quarter bookings included $9.9 million of operations bookings and $10.5 million of maintenance renewals.

•	Software backlog totaled $43.5 million at June 30, 2017, up more than 7 percent, or nearly $3 million, from $40.6 million in the prior quarter.

•
Of the $16.7 million in software revenue for the second quarter, $7.0 million was operations revenue and $9.7 million was maintenance revenue, compared to $6.0 million and $9.6 million, respectively, of the $15.6 million in software revenue in the first quarter of 2017.

•	The renewal rate for software maintenance in the second quarter of 2017 continued at greater than 99 percent.

•	Consolidated operating expenses (excluding depreciation, amortization and accretion) totaled $37.1 million in the second quarter of 2017, up slightly from $36.8 million in the prior quarter.

•	Capital expenses were $2.4 million in the second quarter of 2017, compared to $2.9 million in the prior quarter.

•	The number of full-time equivalent employees at June 30, 2017 totaled 604, compared to 599 at March 31, 2017.

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•	Capital returned to stockholders in the second quarter of 2017 totaled $12.5 million, in the form of $2.5 million from dividends and $10 million from share repurchases.

•	The Company’s cash balance at June 30, 2017 was $107.2 million, down from $118.9 million at March 31, 2017.
Management Commentary:
“We are pleased with our performance in the second quarter of 2017 and with the continuing benefits from our investments to enhance and upgrade our product development team and tools, as well as our sales infrastructure and management,” said Vincent D. Kelly, chief executive officer. “We saw strong performance in a number of key operating measures and solid year-over-year and sequential improvements in subscriber retention, sales bookings and backlog levels, and operating expense management. We believe continued investments will yield significant future benefits in the form of our improved, integrated communication platform, Spok Care Connect®, and continued momentum in bookings levels. Overall, we continued to operate profitably, enhance our product offerings, and maintain our strong balance sheet. Our ability to generate healthy cash flows allowed us to execute against our capital allocation strategy, returning capital to shareholders in the form of dividends and stock repurchases.”
The Company posted solid results for its wireless products and services in the second quarter. Gross pager placements of 42,000 were a sharp increase from the prior and year-earlier quarters, and the highest level in the past two years, while gross disconnects of 47,000 improved slightly from 48,000 in the prior quarter and second quarter of 2016. “As a result, annual net pager losses declined to an historical low of 5.1 percent from the prior year’s second quarter, and were 0.4 percent in the second quarter, down 40 basis points from 0.8 percent in the prior-year quarter,” continued Kelly. “Overall, wireless sales efforts continued to focus primarily on our core market segments of Healthcare, Government and Large Enterprise, which represented approximately 92.7 percent of our subscriber base and 90.8 percent of our paging revenue at quarter end. Healthcare comprised 80.4 percent of our subscriber base, and continued to be our best performing market segment with the highest rate of gross placements and lowest rate of unit disconnects.”

Spok.com

Commenting on software results, Kelly said: “As a result of the investments we are making in our sales and product platforms, software revenues were up more than 7 percent from the first quarter and were in-line with prior year levels. We believe we are well positioned for the second half of the year, when software sales tend to be more robust.” Kelly primarily attributed the ability to generate sequential growth in software revenue levels to a more than 99 percent renewal rate on maintenance contracts. Similar to Spok’s wireless revenue stream, software maintenance revenue is a largely recurring revenue stream that provides the Company with a more stable revenue and margin base. “More than 84 percent of our revenue streams are recurring in nature, when you consider our solid wireless base and software maintenance contracts’” added Kelly. “This provides us with the ability to make key investments in our business while executing on our capital allocation strategy to enhance stockholder value.”
Kelly said second quarter bookings of $20.4 million were up from $19.8 million in the prior quarter, and included $10.5 million of maintenance renewals bookings, a record high for the second quarter. Additionally, software backlog of $43.5 million at June 30th was up more than 7 percent and 10 percent, respectively, from the prior quarter and year levels.   “We will continue to build on the solid momentum we saw in the second quarter. We are encouraged as bookings included sales to both new and current customers, with existing customers adding products and applications to expand their portfolio of communications solutions.  Customer demand remained strongest for upgrades to call center solutions, healthcare applications to increase patient safety, and improved nursing workflows.”  Kelly added: “We continue to see growing demand for our software solutions for critical smartphone communications, secure texting, and emergency management, as well as clinical alerting, and we are proud to be working with more than 1,900 hospitals world-wide, including all of the best adult and children’s hospitals as defined by U.S. News & World Report.”
Kelly also noted that in addition to the Company’s quarterly financial performance, progress was made in several other areas, including product development, sales strategy and key strategic partnership agreements. “Spok continues to generate activity and sales momentum at the conferences we attend,” commented Kelly. “In April, we attended the Becker’s Hospital Review 8th Annual Meeting in Chicago,

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where our Chief Medical Officer, Dr. Andrew Mellin, presented ‘The Healthcare CIO Perspective on Supporting Clinical Workflows’. In May, we also announced that several of our key executives would be participating at upcoming ‘C-Suite’ conferences throughout 2017 to discuss industry communication challenges with hospital leaders from across the country. And in early May, Spok released the second part of the Company's annual mobility in healthcare survey. Spok has been conducting this survey since 2011 to assess mobile workflow enablement trends in hospitals across the country. More than 300 U.S. healthcare professionals responded to this year’s questions about mobile strategy development, bring your own device (BYOD) policies, communications infrastructure, and opportunities to improve mobile communications. Spok will continue to leverage the attention that we are receiving as a thought leader within our industry.”
Spok returned capital to stockholders, totaling $12.5 million, in the second quarter of 2017. During the period, the Company paid $2.5 million in dividends and repurchased 572,550 shares of common stock, totaling $10 million, under its stock buy-back program. Kelly added, “Throughout 2017, we will remain focused on returning value to our shareholders through our multi-faceted capital allocation strategy, which, for the balance of 2017, includes dividends, and key strategic investments in our products and business designed to create sustainable growth.”
Michael W. Wallace, chief financial officer, said: “Continued expense management and strong financial discipline have allowed us to invest in our business for long-term growth. Our ability to align our expense base with the market demand we are seeing and drive high renewal rates in our recurring revenue categories, helped Spok to mitigate the additional expenses related to our investments in our sales and product platforms. Spok’s balance sheet remains strong, with a cash balance of $107.2 million at June 30, 2017, and we continue to operate as a debt-free company.”
Business Outlook:
Commenting on the Company’s previously provided financial guidance for 2017, Wallace noted: “As a result of the solid performance we saw in the second quarter, we are maintaining the 2017 guidance range that we provided last quarter.” With regard to financial guidance for 2017, Wallace reiterated

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that the Company expects total revenue to range from $161 million to $177 million, operating expenses (excluding depreciation, amortization and accretion) to range from $153 million to $159 million, and capital expenditures to range from $8 million to $12 million.
* * * * * * * * *
2017 Second-Quarter Call and Replay:
Spok plans to host a conference call for investors to discuss its 2017 second quarter results at 10:00 a.m. ET on Thursday, July 27, 2017. Dial-in numbers for the call are 719-785-1753 or 888-857-6932. The pass code for the call is 7139572. A replay of the call will be available from 1:00 p.m. ET on July 27, 2017 until 1:00 p.m. ET on Thursday, August 10, 2017. To listen to the replay, please register at http://tinyurl.com/spok2017Q2earningsreplay. Please enter the registration information, and you will be given access to the replay.

* * * * * * * * *
About Spok
Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Springfield, Va., is proud to be the global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians, support administrative compliance, and provide a better experience for patients. Our customers send over 100 million messages each month through their Spok® solutions. When seconds count, count on Spok. For more information, visit spok.com or follow @spoktweets on Twitter.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging

Spok.com

products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

Spok.com

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the six months ended
	6/30/2017	6/30/2016	6/30/2017	6/30/2016
Revenue:
Wireless	$25,639	$27,859	$51,499	$56,031
Software	16,686	16,776	32,270	33,992
Total revenue	42,325	44,635	83,769	90,023
Operating expenses:
Cost of revenue	7,190	7,513	14,226	15,528
Research and development	4,662	3,211	8,767	6,120
Service, rental and maintenance	7,944	8,188	16,010	16,492
Selling and marketing	5,329	6,429	11,251	12,957
General and administrative	11,939	10,439	23,649	20,946
Depreciation, amortization and accretion	2,851	3,235	6,074	6,558
Total operating expenses	39,915	39,015	79,977	78,601
% of total revenue	94.3%	87.4%	95.5%	87.3%
Operating income	2,410	5,620	3,792	11,422
% of total revenue	5.7%	12.6%	4.5%	12.7%
Interest income	154	61	276	109
Other income	89	104	58	357
Income before income tax expense	2,653	5,785	4,126	11,888
Income tax expense	(1,155)	(2,334)	(1,774)	(4,993)
Net income	$1,498	$3,451	$2,352	$6,895
Basic net income per common share	$0.07	$0.17	$0.12	$0.33
Diluted net income per common share	$0.07	$0.17	$0.11	$0.33
Basic weighted average common shares outstanding	20,353,801	20,568,058	20,441,781	20,637,070
Diluted weighted average common shares outstanding	20,366,102	20,568,058	20,508,473	20,637,070
Key statistics:
Units in service	1,086	1,144	1,086	1,144
Average revenue per unit (ARPU)	$7.52	$7.71	$7.58	$7.72
Bookings	$20,405	$20,063	$40,193	$35,170
Backlog	$43,455	$39,475	$43,455	$39,475

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Revenue:
Wireless	$25,639	$25,860	$26,535	$27,024	$27,859	$28,172	$28,727	$29,375
Software	16,686	15,584	17,649	18,331	16,776	17,216	18,612	16,806
Total revenue	42,325	41,444	44,184	45,355	44,635	45,388	47,339	46,181
Operating expenses:
Cost of revenue	7,190	7,036	7,482	7,639	7,513	8,017	8,035	7,871
Research and development	4,662	4,105	3,702	3,645	3,211	2,908	2,608	2,525
Service, rental and maintenance	7,944	8,066	7,989	8,253	8,188	8,305	8,416	8,590
Selling and marketing	5,329	5,922	5,855	5,955	6,429	6,529	7,036	6,572
General and administrative	11,939	11,710	9,839	10,593	10,439	10,510	10,276	10,410
Severance	—	—	1,438	12	—	(4)	1,056	141
Depreciation, amortization and accretion	2,851	3,223	3,176	3,229	3,235	3,323	3,362	3,413
Total operating expenses	39,915	40,062	39,481	39,326	39,015	39,588	40,789	39,522
% of total revenue	94.3%	96.7%	89.4%	86.7%	87.4%	87.2%	86.2%	85.6%
Operating income	2,410	1,382	4,703	6,029	5,620	5,800	6,550	6,659
% of total revenue	5.7%	3.3%	10.6%	13.3%	12.6%	12.8%	13.8%	14.4%
Interest income, net	154	122	99	67	61	49	13	1
Other income (expense), net	89	(30)	100	85	104	254	71	784
Income before income tax expense	2,653	1,474	4,902	6,181	5,785	6,103	6,634	7,444
Income tax benefit (expense)	(1,155)	(620)	(1,876)	(2,123)	(2,334)	(2,659)	62,098	(3,222)
Net income	$1,498	$854	$3,026	$4,058	$3,451	$3,444	$68,732	$4,222
Basic and diluted net income per common share	$0.07	$0.04	$0.15	$0.20	$0.17	$0.17	$3.28	$0.20
Basic weighted average common shares outstanding	20,353,801	20,530,739	20,529,958	20,541,275	20,568,058	20,706,082	20,949,484	21,324,068
Diluted weighted average common shares outstanding	20,366,102	20,585,542	20,529,958	20,541,275	20,568,058	20,706,082	20,949,484	21,324,068
Key statistics:
Units in service	1,086	1,091	1,111	1,124	1,144	1,153	1,173	1,192
Average revenue per unit (ARPU)	$7.52	$7.56	$7.59	$7.63	$7.71	$7.77	$7.79	$7.82
Bookings	$20,405	$19,788	$20,025	$18,659	$20,063	$15,106	$18,511	$16,746
Backlog	$43,455	$40,555	$38,295	$38,812	$39,475	$36,766	$38,650	$41,639

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	6/30/2017	12/31/2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$107,151	$125,816
Accounts receivable, net	24,452	23,666
Prepaid expenses and other	7,669	4,384
Inventory	1,642	1,996
Total current assets	140,914	155,862
Non-current assets:
Property and equipment, net	13,889	12,818
Goodwill	133,031	133,031
Intangible assets, net	9,166	10,803
Deferred income tax assets	72,018	73,068
Other non-current assets	2,204	2,505
Total non-current assets	230,308	232,225
Total assets	$371,222	$388,087
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,554	$1,909
Accrued compensation and benefits	11,310	13,268
Accrued dividends payable	342	5,140
Accrued taxes	2,658	4,132
Deferred revenue	31,807	29,145
Other current liabilities	2,820	2,733
Total current liabilities	50,491	56,327
Non-current liabilities:
Deferred revenue	651	752
Other long-term liabilities	8,570	8,921
Total non-current liabilities	9,221	9,673
Total liabilities	59,712	66,000
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	96,943	104,810
Retained earnings	214,565	217,275
Total stockholders' equity	311,510	322,087
Total liabilities and stockholders' equity	$371,222	$388,087

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the six months ended
	6/30/2017	6/30/2016
Cash flows provided by operating activities:
Net income	$2,352	$6,895
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	6,074	6,558
Deferred income tax expense	1,069	4,346
Stock based compensation	1,953	1,368
Provision for doubtful accounts, service credits and other	458	321
Adjustment of non-cash transaction taxes	(700)	(169)
Changes in assets and liabilities:
Accounts receivable	(1,242)	(1,421)
Prepaid expenses and other assets	(2,684)	1,197
Accounts payable, accrued liabilities and other	(3,175)	(342)
Deferred revenue	2,561	1,126
Net cash provided by operating activities	6,666	19,879
Cash flows used in investing activities:
Purchase of property and equipment, net of proceeds from disposals of property and equipment	(5,198)	(2,981)
Net cash used in investing activities	(5,198)	(2,981)
Cash flows used in financing activities:
Cash distributions to stockholders	(10,239)	(5,150)
Purchase of common stock (including commissions), net of proceeds from issuance of common stock	(9,894)	(5,985)
Net cash used in financing activities	(20,133)	(11,135)
Net (decrease) increase in cash and cash equivalents	(18,665)	5,763
Cash and cash equivalents, beginning of period	125,816	111,332
Cash and cash equivalents, end of period	$107,151	$117,095
Supplemental disclosure:
Income taxes paid	$1,964	$598

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Revenue
Paging	$24,572	$24,972	$25,441	$25,944	$26,564	$27,101	$27,637	$28,196
Non-paging	1,067	888	1,094	1,080	1,295	1,071	1,090	1,179
Total wireless revenue	$25,639	$25,860	$26,535	$27,024	$27,859	$28,172	$28,727	$29,375

Subscription	623	543	551	560	503	498	471	392
License	1,641	1,171	1,594	1,842	1,691	1,593	2,733	1,457
Services	3,650	3,354	4,500	5,578	4,202	4,315	4,610	4,600
Equipment	1,127	973	1,402	1,091	1,250	1,729	1,764	1,434
Operations revenue	$7,041	$6,041	$8,047	$9,071	$7,646	$8,135	$9,578	$7,883

Maintenance revenue	$9,645	$9,543	$9,602	$9,260	$9,130	$9,081	$9,034	$8,923
Total software revenue	$16,686	$15,584	$17,649	$18,331	$16,776	$17,216	$18,612	$16,806

Total revenue	$42,325	$41,444	$44,184	$45,355	$44,635	$45,388	$47,339	$46,181

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Cost of revenue
Payroll and related	$4,607	$4,489	$4,612	$4,468	$4,406	$4,634	$4,414	$4,277
Cost of sales	1,815	1,910	2,309	2,480	2,227	2,673	2,902	2,549
Stock based compensation	60	58	(108)	57	58	49	33	33
Other	708	579	669	634	822	661	686	1,012
Total cost of revenue	7,190	7,036	7,482	7,639	7,513	8,017	8,035	7,871
Research and development
Payroll and related	3,809	3,396	3,198	2,940	2,478	2,325	2,025	1,889
Outside services	659	516	511	569	580	428	480	516
Stock based compensation	65	55	(82)	46	48	40	21	21
Other	129	138	75	90	105	115	82	99
Total research and development	4,662	4,105	3,702	3,645	3,211	2,908	2,608	2,525
Service, rental and maintenance
Payroll and related	2,613	2,670	2,689	2,641	2,647	2,747	2,790	2,723
Site rent	3,604	3,620	3,618	3,626	3,668	3,660	3,664	3,763
Telecommunications	989	1,069	1,088	1,152	1,117	1,213	1,269	1,377
Stock based compensation	20	20	(29)	15	15	13	7	7
Other	718	687	623	819	741	672	686	720
Total service, rental and maintenance	7,944	8,066	7,989	8,253	8,188	8,305	8,416	8,590
Selling and marketing
Payroll and related	3,074	3,103	3,575	3,502	3,510	3,666	3,780	3,664
Commissions	1,121	1,202	1,248	1,317	1,559	1,525	1,754	1,858
Stock based compensation	99	101	(131)	75	75	48	(7)	16
Other	1,035	1,516	1,163	1,061	1,285	1,290	1,509	1,034
Total selling and marketing	5,329	5,922	5,855	5,955	6,429	6,529	7,036	6,572
General and administrative
Payroll and related	4,486	4,442	4,542	4,142	4,306	4,392	4,029	4,320
Stock based compensation	754	721	(863)	507	534	488	316	316
Facility rent	869	819	817	848	810	839	856	868
Outside services	2,224	2,287	2,277	1,946	1,921	1,726	1,783	1,864
Taxes, licenses and permits	1,034	989	976	1,164	1,060	1,055	1,132	1,068
Other	2,572	2,452	2,090	1,986	1,808	2,010	2,160	1,974
Total general and administrative	11,939	11,710	9,839	10,593	10,439	10,510	10,276	10,410
Severance	—	—	1,438	12	—	(4)	1,056	141
Depreciation, amortization and accretion	2,851	3,223	3,176	3,229	3,235	3,323	3,362	3,413
Operating expenses	$39,915	$40,062	$39,481	$39,326	$39,015	$39,588	$40,789	$39,522
Capital expenditures	$2,353	$2,851	$1,878	$1,396	$1,537	$1,445	$2,024	$1,318

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY, MARKET SEGMENT, CHURN
AND AVERAGE REVENUE PER UNIT (ARPU) (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Paging units in service
Beginning units in service (000's)	1,091	1,111	1,124	1,144	1,153	1,173	1,192	1,211
Gross placements	42	28	36	34	39	28	31	36
Gross disconnects	(47)	(48)	(49)	(54)	(48)	(48)	(50)	(55)
Net change	(5)	(20)	(13)	(20)	(9)	(20)	(19)	(19)
Ending units in service	1,086	1,091	1,111	1,124	1,144	1,153	1,173	1,192
End of period units in service % of total (b)
Healthcare	80.4%	79.7%	79.3%	78.6%	78.2%	77.5%	77.0%	76.3%
Government	6.3%	6.4%	6.5%	6.7%	6.8%	6.9%	7.2%	7.2%
Large enterprise	6.1%	6.1%	6.2%	6.5%	6.6%	6.9%	6.9%	7.1%
Other(b)	7.3%	7.7%	8.0%	8.2%	8.3%	8.7%	9.0%	9.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size ending units in service (000's)
1 to 100 units	98	102	106	110	114	118	123	128
101 to 1,000 units	204	214	217	222	228	238	243	250
>1,000 units	784	775	788	792	802	797	807	814
Total	1,086	1,091	1,111	1,124	1,144	1,153	1,173	1,192
Account size net loss rate(c)
1 to 100 units	(3.7)%	(3.4)%	(3.9)%	(3.5)%	(4.0)%	(4.3)%	(3.9)%	(4.4)%
101 to 1,000 units	(4.5)%	(1.3)%	(2.3)%	(2.6)%	(4.0)%	(2.0)%	(2.9)%	(2.4)%
>1,000 units	1.1%	(1.7)%	(0.5)%	(1.2)%	0.6%	(1.2)%	(0.9)%	(0.8)%
Total	(0.4)%	(1.8)%	(1.2)%	(1.7)%	(0.8)%	(1.7)%	(1.6)%	(1.5)%
Account size ARPU
1 to 100 units	$12.16	$12.22	$12.25	$12.34	$12.48	$12.57	$12.52	$12.49
101 to 1,000 units	8.61	8.66	8.63	8.64	8.65	8.70	8.65	8.69
>1,000 units	6.64	6.64	6.67	6.68	6.75	6.77	6.79	6.80
Total	$7.52	$7.56	$7.59	$7.63	$7.71	$7.77	$7.79	$7.82

(a) Slight variations in totals are due to rounding.
(b) Other includes hospitality, resort and indirect units
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
RECONCILIATION FROM NET INCOME TO EBITDA (a)
(Unaudited and in thousands)

	For the three months ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Reconciliation of net income to EBITDA (b) (c):
Net income	$1,498	$854	$3,026	$4,058	$3,451	$3,444	$68,732	$4,222
Plus (less): Income tax expense (benefit)	1,155	620	1,876	2,123	2,334	2,659	(62,098)	3,222
Plus (less): Other expense (income)	(89)	30	(100)	(85)	(104)	(254)	(71)	(784)
Less: Interest income	(154)	(122)	(99)	(67)	(61)	(49)	(13)	(1)
Operating income	2,410	1,382	4,703	6,029	5,620	5,800	6,550	6,659
Plus: depreciation, amortization and accretion	2,851	3,223	3,176	3,229	3,235	3,323	3,362	3,413
EBITDA (as defined by the Company)	5,261	4,605	7,879	9,258	8,855	9,123	9,912	10,072
Less: Purchases of property and equipment	(2,353)	(2,851)	(1,878)	(1,396)	(1,537)	(1,445)	(2,024)	(1,318)
Plus: Severance	—	—	1,438	12	—	(4)	1,056	141
Adjusted OCF (as defined by the Company)	$2,908	$1,754	$7,439	$7,874	$7,318	$7,674	$8,944	$8,895

	For the six months ended
	6/30/2017	6/30/2016
Reconciliation of net income to EBITDA (b) (c):
Net income	$2,352	$6,895
Plus: Income tax expense	1,774	4,993
Less: Other income	(58)	(357)
Less: Interest income	(276)	(109)
Operating income	3,792	11,422
Plus: depreciation, amortization and accretion	6,074	6,558
EBITDA (as defined by the Company)	9,866	17,980
Less: Purchases of property and equipment	(5,204)	(2,982)
Plus: Severance	—	(4)
Adjusted OCF (as defined by the Company)	$4,662	$14,994

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.
(c) EBITDA is the starting point for calculation of operating cash flow for purposes of the Company’s short term and long term incentive plans. Management and the Board of Directors also rely on EBITDA for purposes of determining the Company’s capital allocation policies.